Exhibit 16

Beckstead and Watts, LLP
Certified Public Accountants

                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax


July 12, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for Alexander International, Ltd. (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2003 and 2002, and reviewed the interim period ended September 30, 2004. Effective April 10, 2006, we resigned as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K/A dated July 12, 2006, and we agree with such statements except that we cannot confirm or deny that the appointment of Armando C. Ibarra, CPA, A Professional Corporation, was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Beckstead and Watts, LLP
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